UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2018 (November 2, 2018)

MATLIN & PARTNERS ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38025	81-1847117
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

585 Weed Street
New Canaan, CT

(address of principal executive offices)

06840
(zip code)

(203) 864-3144

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 UR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CPR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment No. 2 to the Merger and Contribution Agreement

On November 2, 2018, Matlin & Partners Acquisition Corporation (the “Company” or “MPAC”), MPAC Merger Sub LLC (“Merger Sub”), USWS Holdings LLC (“USWS Holdings”) and certain owners of equity interests in USWS Holdings (the “Blocker Companies”) entered into Amendment No. 2 (“Amendment No. 2”) to the Merger and Contribution Agreement (as defined below). Among other matters, Amendment No. 2 amended the Merger and Contribution Agreement to provide for the repayment at closing (the “Closing”) of the Business Combination (as defined below) of approximately $13 million of indebtedness of U.S. Well Services, LLC, an operating company of USWS Holdings, in the form of the Company’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), on the basis of one share of Class A Common Stock for each $10.00 of such indebtedness rather than in cash. In addition, Amendment No. 2 amended the Merger and Contribution Agreement to provide that the amount of such indebtedness repaid in Class A Common Stock and the amount (approximately $5 million) of certain other transaction expenses of USWS Holdings that will be paid in Class A Common Stock will count towards satisfaction of the condition to Closing that MPAC have available funds of at least $280 million at the Closing (the “Available Funds Condition”). MPAC expects to satisfy the Available Funds Condition by receiving (i) approximately $37 million of cash currently held in the trust account, after redemptions noted below of 28,856,991 shares of Class A Common Stock, and (ii) proceeds of $225 million from the private placement of shares of Class A Common Stock pursuant to the previously announced subscription agreements with Crestview Partners and certain other institutional investors.

The foregoing description of Amendment No. 2 does not purport to be complete and is qualified in its entirety by the terms and conditions of Amendment No. 2, a form of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment No. 1 to the Sponsor Agreement

On November 2, 2018, the Company, USWS Holdings and Matlin & Partners Acquisition Sponsor LLC (“Sponsor”) entered into Amendment No. 1 to the Sponsor Agreement (“Amendment No. 1”). Amendment No. 1 amended the Sponsor Agreement, which the Company originally filed with the Securities and Exchange Common on a Current Report on Form 8-K on July 16, 2018, to eliminate a provision that would have resulted in the cancelation, at the Closing, of 609,677 shares of Class F Common Stock, par value $0.0001 per share (the “Class F Common Stock”), held by Sponsor. Instead of being canceled, these shares will convert into shares of Class A Common Stock at the Closing pursuant to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) and will be subject to certain restrictions on transfer. Specifically, the shares of Class A Common Stock may not be transferred, subject to certain exceptions, until the date on which the closing price per share of the Class A Common Stock has equaled or exceeded $13.50 for any 20 trading days within any 30-trading day period, and the shares will be forfeited on the fifth anniversary of the closing date of the Business Combination if the transfer restrictions have not lapsed by that date as a result of the stock price achieving that trading price threshold. In addition, Amendment No. 1 imposed the same five-year forfeiture provision on Sponsor with respect to 1,000,000 shares of Class A Common Stock that already were subject to a similar trading price-based transfer restriction, but at a closing price per share of $12.00 rather that $13.50.

The foregoing description of Amendment No. 1 does not purport to be complete and is qualified in its entirety by the terms and conditions of Amendment No. 1, a form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matter to a Vote of Security Holders.

On November 2, 2018, MPAC reconvened a special meeting in lieu of the 2018 annual meeting of stockholders, which had been convened and adjourned on November 1, 2018 (the “Special Meeting”), at which holders of the Class A Common Stock and Class F Common Stock voting as a single class, approved each of the proposals relating to the transactions (the “Business Combination”) contemplated by the Merger and Contribution Agreement, dated as of July 13, 2018 (as amended, the “Merger and Contribution Agreement”), by and among the Company, Merger Sub, USWS Holdings, the Blocker Companies and, solely for the purposes specified therein, the seller representative named therein. Final voting results are presented below.

Proposal 1: The proposal to approve and adopt the Merger and Contribution Agreement and the Business Combination:

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,673,697	600,100	0	0

Proposal 2: The proposal to approve and adopt amendments to the Charter, including six sub-proposals:

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,673,697	600,100	0	0

(a) The sub-proposal to change the Company’s name to “U.S. Well Services, Inc.”

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,672,697	601,100	0	0

(b) The sub-proposal to create a new class of capital stock of the Company designated as Class B Common Stock, par value $0.0001 per share (“Class B Common Stock”):

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,672,306	601,491	0	0

(c) The sub-proposal to increase the number of authorized shares of Class A Common Stock from 90,000,000 to 400,000,000 and the number of authorized shares of MPAC’s preferred stock, $0.0001 per share, from 1,000,000 to 10,000,000:

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,673,397	600,400	0	0

(d) The sub-proposal to change MPAC’s classified board of directors from two classes, with directors serving two-year terms, to three classes, with directors serving three-year terms:

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,032,527	2,241,170	100	0

(e) The sub-proposal to require a supermajority vote of MPAC stockholders for certain matters:

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,641,906	631,791	100	0

(f) The sub-proposal to make certain other changes to the Charter, including the elimination of certain provisions related to MPAC’s initial business combination that will no longer be relevant following the Closing:

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,673,697	600,100	0	0

Proposal 3: The proposal to approve, for purposes of complying with applicable listing rules of The Nasdaq Capital Market (a) the issuance of shares of Class A Common Stock and Class B Common Stock in the Business Combination pursuant to the Merger and Contribution Agreement, (b) the issuance, in a private placement to be consummated concurrently with the Closing, of shares of Class A Common Stock to certain institutional investors that have entered into subscription agreements with MPAC, (c) the issuance, concurrently with the Closing, of shares of Class A Common Stock to certain members of management of USWS Holdings, each of whom is expected to become an officer of MPAC or continue as a member of management of USWS Holdings at Closing, pursuant to the Merger and Contribution Agreement and (d) the issuance of shares of Class A Common Stock upon the future exchange of common units of USWS Holdings and shares of Class B Common Stock issued in the Business Combination, in accordance with the terms of the amended and restated limited liability company agreement of USWS Holdings to be entered into at Closing:

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,673,697	600,100	0	0

Proposal 4: The proposal to approve and adopt the U.S. Well Services, Inc. 2018 Long Term Incentive Plan and material terms thereunder:

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,672,597	601,100	100	0

Proposal 5: The proposal to elect, effective at Closing, seven directors as Class I, Class II and Class III directors to serve staggered terms on MPAC’s board of directors until the 2019, 2020 or 2021 annual meeting of stockholders, respectively. Messrs. Broussard and Bold will serve as Class I directors, Messrs. Matlin and Klein will serve as Class II directors and Messrs. Treadwell, Carroll and Watson will serve as Class III directors:

Director Nominee	Votes For	Votes Against	Broker Non-Votes
01 Joel Broussard	29,643,697	630,100	0
02 David J. Matlin	30,243,797	30,000	0
03 David L. Treadwell	30,243,797	30,000	0
04 Adam Klein	30,243,797	30,000	0
05 Eddie Watson	30,243,797	30,000	0
06 James Bold	30,243,797	30,000	0
07 Ryan Carroll	30,243,797	30,000	0

A vote on the proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there were insufficient votes for, or otherwise in connection with, the approval of Proposals 1 through 5 above, was not necessary or appropriate because there were sufficient votes at the time of the Special Meeting to approve Proposals 1 through 5 above.

The number of shares of the Class A Common Stock presented for redemption in connection with the Business Combination was 28,856,991.

Item 7.01.	Regulation FD Disclosure.

On November 5, 2018, the Company issued a press release announcing the results of the Special Meeting, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item shall not be deemed "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description of Exhibits
2.1	Amendment No. 2, dated November 2, 2018, to Merger and Contribution Agreement, dated as of July 13, 2018, by and among Matlin & Partners Acquisition Corporation, MPAC Merger Sub LLC, USWS Holdings LLC, certain blocker companies named therein and, solely for purposes described therein, the seller representatives named therein.
10.1	Amendment No. 1, dated November 2, 2018, to Sponsor Agreement, dated as of July 13, 2018, by and among Matlin & Partners Acquisition Corporation, USWS Holdings LLC, Matlin & Partners Acquisition Sponsor LLC and, solely for purposes described therein, Cantor Fitzgerald & Co. [
99.1	Press Release, dated November 5, 2018.

_________________

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATLIN & PARTNERS ACQUISITION CORPORATION

Date: November 5, 2018	By:	/s/ David J. Matlin
Name: David J. Matlin
Title: Chief Executive Officer